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                                                                    EXHIBIT 23.2



                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-3 of United States Filter Corporation of our report dated June 13, 1996 relating to the consolidated financial statements of Davis Water & Waste Industries, Inc., which appears in such Prospectus. We also consent to the reference to us under the heading "Independent Certified Public Accountants" in such Prospectus.

/s/Price Waterhouse LLP
   Price Waterhouse LLP

Atlanta, Georgia
December 11, 1996